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EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into on December 1, 2003 between NEW CAPITAL IWORKS INC., a Delaware corporation ("Employer"), and MICHAEL KNOX ("Employee").

                                  R E C I T A L
                                  -------------

         Employer wishes to employ Employee, and Employee agrees to serve, as Director of Business Development for Employer, subject to the terms and conditions set forth below.

                                A G R E E M E N T
                                -----------------
         It is agreed as follows:

         1. DUTIES OF EMPLOYEE. Employee shall serve in the capacity as Director of Business Development. Employee's principal duties and responsibilities shall consist of the planning and development of the Company's new business line including but not limited to the supervision of all marketing activities, the further refinement and development of the business model, establishing new industry contacts to be used for future operations, and assisting with the development of additional financing channels. Upon the successful closing of the next round of financing, Employee shall be promoted to Chief Operating Officer with the duties and responsibilities assigned to that position to be detailed at a later date. Employee shall perform such other services and duties as may from time to time be assigned to Employee by Employer's Chairman and Chief Executive Officer or Board of Directors provided that such other services and duties are not inconsistent with any other term of this Agreement. Except during vacation periods or in accordance with Employer's personnel policies covering Employee leaves and reasonable periods of illness or other incapacitation, Employee shall devote his services to Employer's business and interests in a manner consistent with Employee's title and office and Employer's needs for his services. Employee shall perform the duties of Employee's office and those assigned to Employee by the Employer's Chief Executive Officer or Board of Directors with fidelity, to the best of Employee's ability, and in the best interest of Employer.

         2. COMPENSATION OF EMPLOYEE.

                  2.1 BASE COMPENSATION. During the interim period from the date of this agreement until the closure of the next round of financing, Employee shall not be entitled to any cash compensation. Employee's Base Salary ("Base Salary") shall be reviewed if and at the time this closing occurs, and shall be set at an appropriate level commensurate with Employee's new duties and responsibilities at the elevated position of Chief Operating Officer. Base Salary shall be reviewed at least annually and may be increased at any time and from time to time as the Compensation Committee of the Board of Directors (the "Compensation Committee"), in its sole discretion, shall deem appropriate. The term Base Salary as utilized in this Agreement shall refer to Base Salary as so increased. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Employee under this Agreement. Base Salary shall not be reduced at any time during the Employment Period.



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                  2.2 BONUS COMPENSATION.

                           2.2.1 ANNUAL BONUS. As additional compensation for
Employee's services subsequent to funding, Employee shall be entitled to an annual cash bonus (the "Annual Bonus"), to be determined by the majority decision of the disinterested members of Employer's Compensation Committee. The Compensation Committee shall consider Employee's Annual Bonus within the first ninety (90) days following Employer's fiscal year end and shall take into consideration all relevant matters.

                           2.2.2 STOCK COMPENSATION. In addition to his Base
Salary and Annual Bonus, and as consideration for Employee's assistance with the Company's capital raising endeavors, Employee shall be awarded eleven million (11,000,000) shares of the Company's common stock upon the successful completion of the next round of financing. The common shares, as issued pursuant to the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from any liens, encumbrances or restrictions, other than any applicable restrictions under federal and state securities laws.

                           2.2.3 OTHER BONUSES AND INCENTIVES. Furthermore,
Employee shall be eligible to participate in all incentive and bonus plans available to senior executives of Employer, including all stock option plans currently in place or any successor thereto, in an amount and on such terms as shall be determined by the Compensation Committee or as otherwise provided in the applicable plan. Employee shall also be eligible to participate in all employee benefit plans, programs, practices or arrangements of Employer in which other senior executives of Employer are eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans on terms and conditions at least as favorable as provided to other senior executives of Employer. During the Employment Period, Employee shall also be entitled to all other fringe benefits and vacation time available to other senior Executives of Employer.

         3. EXPENSE REIMBURSEMENTS. Employee shall be reimbursed for reasonable and actual out-of-pocket expenses incurred by Employee in performance of Employee's duties and responsibilities hereunder in accordance with Employer's established personnel policy covering Employee expense reimbursements, as such policy may be amended, revised or otherwise changed from time to time. Employee shall furnish proper vouchers and expense reports and shall be reimbursed only for those expenses which shall be reimbursable.

         4. VACATION AND SICK LEAVE. Except as provided in Section 2.2.3 above, Employee shall be entitled to three (3) weeks vacation per every twelve (12) month period of employment hereunder. Employee shall also be entitled to leaves for illness or other incapacitation as is consistent with Employee's title and Employer's needs for Employee's services, except as otherwise provided for in
Section 5.3.

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         5. TERMINATION.

                  5.1 TERMINATION BY EMPLOYER FOR CAUSE. Employer may terminate this Agreement and Employee's employment hereunder for Cause (as defined herein) any time effective upon written notice to Employee. As used herein, the term "Cause" shall mean:

                           5.1.1 Habitual neglect in the performance of
Employee's material duties as set forth in Section 1 which continues uncorrected for a period of seven (7) days after written notice thereof by Employer to Employee;

                           5.1.2 Gross negligence involving misfeasance or
nonfeasance by Employee in the performance of Employee's material duties as set forth in Section 1 which continues uncorrected for a period of seven (7) days after written notice thereof by Employer to Employee; or

                           5.1.3 Insubordination in the form of the unexcused or
unexcusable failure to carry out the written instructions of the Board of Directors of Employer which continues uncorrected for a period of five (5) days after written notice thereof by Employer to Employee. Any claimed insubordination will be excusable on the basis that the Board of Directors' instructions propose a violation of law or actions beyond the control of Employee.

Upon termination for Cause, Employee will as soon as practicable be paid: (a) Employee's Base Salary at the usual rate through the date of termination specified in such notice; and (B) any amounts which Employee has earned under any Employer benefit plan in accordance with the terms of such plan through the date of termination.

                  5.2 TERMINATION WITHOUT CAUSE. Either Employee or Employer may terminate this Agreement and Employee's employment without Cause on thirty days' prior written notice. In the event of termination pursuant to this Section 5.2, compensation will be paid and benefits will be provided to Employee as follows:

                           5.2.1 If the termination is by Employee without Good
Reason (as defined in Section 5.4 below), Employee will as soon as practicable be paid: (a) Employee's Base Salary at the usual rate through the date of termination specified in such notice (but not to exceed thirty days from the date of such notice); and (B) any amounts which Employee has earned under any Employer benefit plan in accordance with the terms of such plan through the date of termination; or

                           5.2.2 If the termination is by Employer, and except
as provided under Section 5.5, Employer will as soon as practicable pay
Employee: (A) a lump sum payment equal to Employee's Base Salary at the usual rate for the three (3) months following the date of termination; plus the higher of his Annual Bonus for the last fiscal year or his average bonus for the past three years; (B) the proportionate amount of any unpaid bonus or incentive deemed earned for the year in which the termination takes place; (C) a lump sum payment equal to any retirements benefits lost as a result of not having been employed for the remaining term of the Agreement; and (D) a reasonable amount of outplacement assistance (not to exceed fifteen percent of Employee's Base Salary).

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                           5.2.3 Without limiting the generality of the
foregoing, termination on account of Employee's retirement, whether voluntary or mandatory, and whether normal or early approved, will be considered a termination by Employee other than for Good Reason.

                  5.3 TERMINATION UPON DEATH OR DISABILITY. This Agreement and Employee's employment hereunder shall terminate upon Employee's death or Disability (as defined herein). For this purpose, "Disability" means incapacity, whether by reason of physical or mental illness or disability, which prevents Employee from substantially performing Employee's material duties as set forth in Section 1 for six (6) months, or for shorter periods aggregating six (6) months in any twelve (12) successive calendar months. Upon termination for death, and unless Employer shall have in force a disability insurance policy providing for benefits in an amount at least equal thereto, upon termination for Disability, Employer shall continue to pay the Employee's Base Salary to the surviving spouse of Employee (or if there is none to Employee's estate) in the case of death and to Employee or Employee's court appointed conservator in the case of Disability for fifteen (15) months thereafter. Termination for death shall become effective upon the occurrence of such event and termination for Disability shall become effective upon written notice by Employer to Employee.

                  5.4 TERMINATION FOR GOOD REASON. Employee may terminate this Agreement and Employee's employment upon thirty days' prior written notice to Employer for Good Reason, which notice must be given within sixty days of the occurrence of an event constituting Good Reason or will be deemed waived. For purposes of this Agreement, "Good Reason" means: (i) a reduction by Employer in Employee's Base Salary to a rate less than the initial Base Salary rate set forth in this Agreement; (ii) a change in the eligibility requirements or performance criteria under any employee benefit plan or incentive compensation arrangement under which Employee is covered on the effective date of this Agreement, and which materially adversely affects Employee; (iii) Employer requiring Employee to be based anywhere other than Employer's headquarters or the relocation of Employer's headquarters more than fifty (50) miles from its location on the effective date of this Agreement, except for required travel on Employer's business to the extent substantially consistent with the business travel obligations which Employee undertook on behalf of Employer on the effective date of this Agreement; (iv) the assignment to Employee of any duties or responsibilities which are materially inconsistent with Employee's status or position as a member of Employer's employee management group; or (v) Employee's good faith and reasonable determination, after consultation with nationally-recognized counsel, that Employee is being unduly pressured or required by the Board or a senior Executive of Employer to directly or indirectly engage in criminal activity. In the event of termination for Good Reason pursuant to this Section 5.4., Employer will pay Employee the amounts and provide the benefits described under Section 5.2.2.

         6. EMPLOYEE'S REPRESENTATIONS. Employee represents and warrants that Employee is free to enter into this Agreement and to perform each of the provisions contained herein. Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that Employee's execution and performance of this Agreement is not a violation or breach of any agreement between Employee and any other person or entity.

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         7. GENERAL PROVISIONS.

                  7.1 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

                  7.2 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of Employer, its successors and assigns and Employer shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform if no such succession or assignment had taken place. The term "Employer" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of Employer (including this Agreement) whether by operation of law or otherwise. Neither this Agreement nor any of the rights or obligations of Employee hereunder shall be assignable except by operation of law or the rules of descent.

                  7.3 ATTORNEYS' FEES. If any legal action arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

                  7.4 NOTICES. Any notice to be given to Employer under the terms of this Agreement shall be addressed to Employer at the address of Employer's principal place of business, and any notice to be given to Employee shall be addressed to Employee at his home address last shown on the records of Employer, or at such other address as either party may hereafter designate in writing to the other. Any notice required or permitted under this Agreement shall be in writing and shall be deemed effective: (i) upon receipt in the event of delivery by hand, including delivery made by private delivery or overnight mail service where either the recipient or delivery agent executes a written receipt or confirmation of delivery; or (ii) 72 hours after deposited in the Swiss mail, postage prepaid.

                  7.5 WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

                  7.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and Agreements between the parties with respect to the employment of Employee by Employer. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement will be effective only if it is in writing signed by the party to be charged.

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                  7.7 TITLES AND HEADINGS. Titles and headings to sections of this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

                  7.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                            "EMPLOYER"

                            NEW CAPITAL IWORKS, INC.,
                            a Delaware corporation


                            By: /s/ Kevin DeVito
                               -------------------------------------------------
                                       Kevin DeVito,
                                       Chairman and CEO


                            "EMPLOYEE"

                             /s/ Michael Knox
                             ---------------------------------------------------
                                       Michael Knox
                                       Director of Business Development

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